UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 8, 2013
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GOOGLE INC.
(Exact name of registrant as specified in its charter)
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Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway
Mountain View, CA 94043
(Address of principal executive offices, including zip code)

(650) 253-0000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
Commencement of Sales under Rule 10b5-1 Trading Plan
On November 15, 2012, Eric E. Schmidt, Google's Executive Chairman of the Board of Directors, adopted a stock trading plan in accordance with the guidelines specified in Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and Google's Policy Against Insider Trading. In February 2013, sales of Eric's Google stock may commence under this trading plan.
The pre-arranged trading plan was adopted in order to allow Eric to sell a portion of his Google stock as part of his long-term strategy for individual asset diversification and liquidity. The stock transactions pursuant to this trading plan will be disclosed publicly through Form 4 and Form 144 filings with the U.S. Securities and Exchange Commission. Using this trading plan, Eric can diversify his investment portfolio and can spread stock trades out over a period of one year to reduce market impact.

As of December 31, 2012, Eric beneficially owned approximately 7.6 million shares of Class A and Class B common stock, which represented approximately 2.3% of Google's outstanding capital stock and approximately 8.2% of the voting power of Google's outstanding capital stock. Under the terms of this trading plan, Eric intends to sell up to approximately 3.2 million shares of Class A common stock. If, during the one-year period for which this trading plan is effective, Google declares and pays a dividend of one share of Class C capital stock for each share of Class A common stock and Class B common stock then outstanding, then a number of shares of Class C capital stock equivalent to the number of shares of Class A common stock subsequently sold, will also be sold under the trading plan. On a pro forma basis as of December 31, 2012, assuming all shares of Class A common stock (and excluding the shares of Class C capital stock to be issued pursuant to the dividend) had been sold under the trading plan, Eric would have owned approximately 4.4 million shares, which would have represented as of such date approximately 1.3% of Google's outstanding capital stock and approximately 5.0% of the voting power of Google's outstanding capital stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: February 8, 2013	/s/ KENT WALKER
Kent Walker Senior Vice President and General Counsel